SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12
Parnassus Funds
(Name of Registrant as Specified in its Charter)
Parnassus Income Funds
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

PARNASSUS FUNDS
PARNASSUS INCOME FUNDS
1 Market Street, Suite 1600
San Francisco, California 94105
Letter to Shareholders of Parnassus Funds and Parnassus Income Funds
The attached letter is being sent to shareholders of Parnassus Mid Cap Fund, Parnassus Endeavor Fund and Parnassus Mid Cap Growth Fund (each a series of Parnassus Funds), and Parnassus Core Equity Fund and Parnassus Fixed Income Fund (each a series of Parnassus Income Funds).
IMPORTANT INFORMATION / SOLICITATION PARTICIPANTS
This filing is not a solicitation of a proxy from any shareholder of the following funds (collectively, the “Funds”): Parnassus Mid Cap Fund, Parnassus Endeavor Fund and Parnassus Mid Cap Growth Fund (each a series of Parnassus Funds), and Parnassus Core Equity Fund and Parnassus Fixed Income Fund (each a series of Parnassus Income Funds). On July 9, 2021, the Funds filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (SEC) in connection with the special meetings of shareholders to approve new investment advisory agreements and elect seven trustees. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of the Funds’ shareholders to approve the new investment advisory agreements and elect trustees, including, without limitation, the Funds and Parnassus Investments, and a description of the participants’ direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement, which is incorporated herein by reference. Shareholders may obtain a free copy of the definitive proxy statement and proxy card (when available) and other documents filed by the participants with the SEC, including the preliminary proxy statement, at the SEC’s web site at www.sec.gov.  The definitive proxy statement (when available) and other related SEC documents filed by the participants with the SEC, including the preliminary proxy statement, may also be obtained free of charge from the Funds by calling (888) 541-9895. Shareholders are urged to read the definitive proxy statement and proxy card when they become available, because they will contain important information about the Funds, the participants, the new investment advisory agreements, the nominees, and related matters.
[See Shareholder Letter Attached Hereto]

July 16, 2021

Dear Shareholders:

I am happy to share the news that Parnassus Investments has entered into a long-term partnership that will enable us to continue to operate as we have done for the past 35+ years for many more years to come, providing certainty for our clients in the years ahead. This partnership will ensure our ongoing independence, enhanced alignment with you through broadened equity ownership by the next generation of Parnassus leaders, and long-term sustainability as a firm.

Subject to the approval of Parnassus Funds shareholders, Affiliated Managers Group (NYSE: AMG) will partner with Parnassus. Following closing, Parnassus partners will together retain a substantial equity stake in our firm, with long-term commitments by Todd Ahlsten and me to Parnassus. As some of you might be aware, AMG is a leading partner to independent active investment management firms globally, with a three-decade track record of successful investments in traditional and alternative partner-owned firms. With this new partnership, we will be well-positioned to continue to build an enduring, multi-generational investment firm that remains independent and serves the sustainable investing needs of our clients.

Above all, I want you to know that the way we invest your assets will not change in any way as a result of this relationship. Through AMG’s unique partnership approach, AMG Affiliates retain investment and operating autonomy. Parnassus’s commitment to investing for Principles and Performance® will continue, and our portfolio managers will be making the same types of investment decisions in the future that we make today.

We deeply appreciate the confidence you have shown in our funds over the years. If it weren’t for our earliest and most loyal investors, we would not have been able to make it through the start-up years to become a leading ESG (environmental, social and governance) fund family. Your investment choices have helped Parnassus make a tremendous difference in the way many people invest today, with concern for not only how well their investments perform, but also the benefits those investments can offer society.

We’re now thinking about the coming decades. As the firm evolves, you can count on the Parnassus investment team to keep doing what we do best: investing on behalf of our shareholders. While we look ahead, we also look back to the beginnings of Parnassus, which started with an idea of the firm’s founder, Jerome Dodson, that has since taken root across much of the investment world. Jerry’s idea was to try to both invest responsibly and offer strong returns to his shareholders. AMG’s investment marks the culmination of the transition from Jerry, who retired from portfolio management and all managerial duties in 2020, to the next generation of Parnassus leadership. We thank Jerry for his decades of service to our investors and his inspiration to many others.

Once the transaction is completed, which is expected to take place in the second half of 2021, Parnassus will become AMG’s newest independent, partner-owned Affiliate. The attached press release provides more information about AMG and the pending transaction with Parnassus. In closing, I would like to sincerely thank each and every one of you for investing in the Parnassus Funds. For more information, visit our website at parnassus.com.

Yours truly,

Benjamin E. Allen--
Chief Executive Officer

Mutual fund investing involves risk, and loss of principal is possible.

The Parnassus Funds are distributed by Parnassus Funds Distributor, LLC.

1 Market Street, Suite 1600 San Francisco, CA 94105   |    (800) 999-3505    |    www.parnassus.com

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE GUIDELINES
The Fund evaluates financially material ESG factors as part of the investment decision-making process, considering a range of impacts they may have on future revenues, expenses, assets, liabilities and overall risk. The Fund also utilizes active ownership to encourage more sustainable business policies and practices and greater ESG transparency. Active ownership strategies include proxy voting, dialogue with company management and sponsorship of shareholder resolutions, and public policy advocacy. There is no guarantee that the ESG strategy will be successful.

Before investing, an investor should carefully consider the investment objectives, risks, charges and expenses of the fund and should carefully read the prospectus or summary prospectus, which contain this information. A prospectus or summary prospectus can be obtained on the Parnassus website, www.parnassus.com, or by calling (800) 999-3505.

IMPORTANT INFORMATION / SOLICITATION PARTICIPANTS
This filing is not a solicitation of a proxy from any shareholder of the following funds (collectively, the “Funds”): Parnassus Mid Cap Fund, Parnassus Endeavor Fund and Parnassus Mid Cap Growth Fund (each a series of Parnassus Funds), and Parnassus Core Equity Fund and Parnassus Fixed Income Fund (each a series of Parnassus Income Funds). On July 9, 2021, the Funds filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (SEC) in connection with the special meetings of shareholders to approve new investment advisory agreements and elect seven trustees. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of the Funds’ shareholders to approve the new investment advisory agreements and elect trustees, including, without limitation, the Funds and Parnassus Investments, and a description of the participants’ direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement, which is incorporated herein by reference. Shareholders may obtain a free copy of the definitive proxy statement and proxy card (when available) and other documents filed by the participants with the SEC, including the preliminary proxy statement, at the SEC’s web site at www.sec.gov.  The definitive proxy statement (when available) and other related SEC documents filed by the participants with the SEC, including the preliminary proxy statement, may also be obtained free of charge from the Funds by calling (888) 541-9895. Shareholders are urged to read the definitive proxy statement and proxy card when they become available, because they will contain important information about the Funds, the participants, the new investment advisory agreements, the nominees, and related matters.